Exhibit 99.16
Letter to be sent to
Representatives of Labor Union Organizations
(DATE), 2011
Dear:
I am writing to you to share some exciting news!
The parent companies of Correctional Medical Services (CMS) and PHS Correctional Healthcare (PHS) have entered into a definitive agreement to combine. That announcement was made earlier this week. Because of your relationship with our company and some of our employees, we want you to be aware of these plans.
After the transaction is consummated our new organization will build upon each company’s more than three decades of experience and capabilities in providing quality correctional healthcare. The new company will be focused on our shared commitment to collaboration and partnership with our clients. These values have been a part of each company’s culture and will remain our key priority as we move forward together.
We do not expect this combination to have any immediate impact on our relationship with labor organizations. It is our firm commitment to continue to honor all of the labor agreements we presently have in place. After the transaction is finalized, all direct staffing in support of our corrections agencies contracts will continue to be driven by contractual requirements.
We are taking this important step because we believe this will bring together the best assets from both companies and help us do an even better job meeting the needs of patients and the clients we serve.
After closing the corporate headquarters for the new company will be in Brentwood, Tennessee. The operational headquarters will be in St. Louis, Missouri.
We expect the transaction will close in the second quarter of 2011. During the next few weeks and months the most important thing that all employees can do is to continue to provide outstanding care to patients and outstanding service to our clients. We will stay in touch with you as work on the combination of our companies continues. We plan regular employee updates, including in-person, via e-mail and by other means.

If you have questions, we encourage you to reach out to your key company contacts under our agreements. We want to make sure you have all the information you need in order to deal with questions from your members.
Thank you.
Ray Langham
Additional Information and Where to Find It
In connection with the proposed merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE PROPOSED MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group, Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615)373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the proposed merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger. Information regarding America Service Group’s directors and executive officers and their ownership of America Service Group’s common stock is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Stockholders filed with the SEC on April 28, 2010 and updated on May 28, 2010.